Exhibit 99.1

IQM and Real Asset Acquisition Corp. Host Inaugural Capital Markets Day for Investors and Analysts

The presentation is now available on demand, outlining IQM’s growth strategy,

technology roadmap, commercial momentum, and vision for the future of quantum computing.

PRINCETON, N.J. & ESPOO, Finland – June 17, 2026 – IQM Quantum Computers Oy (f/k/a IQM Finland Oy), a global leader in full-stack superconducting quantum computers (“IQM,” “IQM Quantum Computers” or the “Company”), today announced that its Capital Markets Day presentation is now available on IQM’s investor site at https://iqm.tech/investors/ir/IQM-CapitalMarketDay-2026.pdf, following the event hosted at the Nasdaq MarketSite in New York City on June 15, 2026. The final edited webcast will be posted to and available on the Company’s investor relations website in the coming days.

The Capital Markets Day featured presentations from IQM’s leadership team, providing investors, analysts, and industry stakeholders with an in-depth look at the Company’s financial highlights, business strategy, technology leadership, commercial progress, product roadmap, and long-term vision for accelerating the adoption of quantum computing globally.

Having sold 23 quantum computers to date, more than any other manufacturer, IQM management also hosted a panel discussion with quantum leaders from NVIDIA, Amazon web Services (AWS), and Cambium Ventures, a quantum-focused VC firm. The panel highlighted customer and partner use cases, market opportunities, and some of the key drivers that are helping to accelerate quantum adoption.

As previously announced, IQM and RAAQ have entered into a definitive business combination agreement that is expected to result in IQM becoming a publicly traded company. Upon closing of the transaction, IQM intends to list its American Depositary Shares on the Nasdaq Global Market under the ticker symbol “IQMX,” subject to customary closing conditions and regulatory approvals. The business combination is expected to close in mid-2026. Investors interested in investing in IQM ahead of the closing can do so by purchasing shares of Nasdaq-listed Real Asset Acquisition Corp. (Nasdaq: RAAQ), a special purpose acquisition company (“RAAQ”).

About IQM Quantum Computers

IQM Quantum Computers is a global leader in superconducting quantum computers, delivering full-stack quantum systems and cloud platform access to research institutions, universities, high-performance computing centers, and national laboratories worldwide. IQM’s on-premises deployment model gives customers direct ownership and control of their quantum infrastructure. Founded in 2018 and headquartered in Finland, IQM employs more than 400 people and operates across Europe, Asia, and North America. IQM has announced plans to become the first European quantum computing company listed on a major U.S. stock exchange through its proposed business combination with RAAQ, with a potential dual listing on the Helsinki Stock Exchange also under consideration.

About Real Asset Acquisition Corp.

Based in Princeton, NJ, RAAQ is a Nasdaq-listed special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses. The RAAQ team includes seasoned quantum computing experts with deep technical and industry experience.

Additional Information About the Proposed Transaction and Where to Find It

The Registration Statement was declared effective by the U.S. Securities and Exchange Commission (“SEC”) on June 5, 2026, and RAAQ mailed the definitive proxy statement/prospectus relating to the proposed business combination to its shareholders as of the Record Date. The Registration Statement and the definitive proxy statement/prospectus contain important information about the proposed business combination and the other matters to be voted upon at the Extraordinary General Meeting. This communication does not contain all the information that should be considered concerning the proposed business combination and is not intended to provide the basis for any investment decision or any other decision in respect of such matters. RAAQ and IQM may also file other documents with the SEC regarding the proposed business combination. RAAQ’s shareholders and other interested persons are advised to read the Registration Statement, the definitive proxy statement/prospectus and other documents filed in connection with the proposed business combination, as these materials contain important information about RAAQ, IQM and the proposed business combination. Shareholders may obtain copies of the Registration Statement, the definitive proxy statement/prospectus, and the other documents filed or that will be filed by RAAQ and IQM with the SEC, without charge, at the SEC’s website located at www.sec.gov.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the U.S. federal securities laws and “forward-looking information” within the meaning of applicable non-U.S. securities laws (collectively, “forward-looking statements”). Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based upon current estimates and assumptions that, while considered reasonable by IQM and its management, and RAAQ and its management, as the case may be, are inherently uncertain. These statements include: the expected timing and availability of the Capital Markets Day presentation; the ability of investors to purchase shares of RAAQ ahead of the closing of the proposed business combination; the anticipated timing and consummation of the proposed business combination between IQM and RAAQ; the expected listing of IQM’s American Depositary Shares on the Nasdaq Global Market under the ticker symbol “IQMX” and any potential dual listing on the Helsinki Stock Exchange; the satisfaction of customary closing conditions and receipt of required regulatory approvals in connection with the proposed business combination; projections of market opportunity and market share for quantum computing; estimates of customer adoption rates and usage patterns; projections regarding IQM’s ability to commercialize its hardware, software, and quantum computing platforms; projections of development and commercialization costs and timelines; expectations regarding IQM’s ability to execute its business model and the expected financial benefits thereof; expectations regarding IQM’s ability to attract, retain, and expand its customer base; IQM’s deployment of proceeds from the proposed business combination and any related PIPE financing; and IQM’s expectations concerning relationships with strategic partners, including NVIDIA, Amazon’s AWS, and other industry participants.

These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions, many of which are beyond the control of the Company and RAAQ.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause the actual results of the combined company following the proposed transaction, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such statements. Such risks and uncertainties include: that the Company is pursuing an emerging technology, which faces significant technical challenges and may not achieve commercialization or market acceptance; the Company’s historical net losses and limited operating history; the Company’s expectations regarding future financial performance, capital requirements and unit economics; the Company’s use and reporting of business and operational metrics; the Company’s competitive landscape; the Company’s dependence on members of its senior management and its ability to attract and retain qualified personnel; the potential need for additional future financing; the Company’s concentration of revenue in contracts with government or state-funded entities; the Company’s ability to manage growth and expand its operations; potential future acquisitions or investments in companies, products, services or technologies; the Company’s reliance on strategic partners and other third parties; the Company’s ability to maintain, protect and defend its intellectual property rights; risks associated with privacy, data protection or cybersecurity incidents and related regulations; the use, rate of adoption and regulation of artificial intelligence and machine learning; uncertainty or changes with respect to laws and regulations; uncertainty or changes with respect to taxes, trade conditions and the macroeconomic environment; the combined company’s ability to maintain internal control over financial reporting and operate a public company; the possibility that required shareholder and regulatory approvals for the proposed transaction are delayed or are not obtained, which could adversely affect the combined company or the expected benefits of the proposed transaction; the risk that shareholders of RAAQ could elect to have their shares redeemed, leaving the combined company with insufficient cash to execute its business plans; the occurrence of any event, change or other circumstance that could give rise to the termination of the business combination agreement; the outcome of any legal proceedings or government investigations that may be commenced against the Company or RAAQ; failure to realize the anticipated benefits of the proposed transaction; the ability of IQM or the combined company to issue equity or equity-linked securities in connection with the proposed transaction or in the future; and other factors described in the Registration Statement and RAAQ’s and the Company’s other filings with the SEC. These forward-looking statements are based on certain assumptions, including that none of the risks identified above materialize; that there are no unforeseen changes to economic and market conditions, and that no significant events occur outside the ordinary course of business. Additional information concerning these and other factors that may impact such forward-looking statements can be found in filings and potential filings by the Company, RAAQ or the combined company resulting from the proposed business combination with the SEC, including under the heading “Risk Factors.” If any of these risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. In addition, these statements reflect the expectations, plans and forecasts of the Company’s and RAAQ’s management as of the date of this communication; subsequent events and developments may cause their assessments to change. While the Company and RAAQ may elect to update these forward-looking statements at some point in the future, they specifically disclaim any obligation to do so, unless required by applicable securities laws. Accordingly, undue reliance should not be placed upon these statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this communication, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements. An investment in RAAQ is not an investment in any of RAAQ’s founders’ or sponsors past investments, companies, or affiliated funds. The historical results of those investments are not indicative of future performance of RAAQ, which may differ materially from the performance of RAAQ’s founders’ or sponsors past investments.

Participants in the Solicitation

RAAQ, the Company and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from RAAQ’s shareholders in connection with the proposed business combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of RAAQ’s shareholders in connection with the proposed business combination are set forth in the Registration Statement and the definitive proxy statement/prospectus filed with the SEC. Shareholders, potential investors, and other interested persons should read the Registration Statement and the definitive proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from the sources described above.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction, including any European Economic Area member state or the United Kingdom. This communication is not, and under no circumstances is to be construed as, a prospectus, an advertisement or a public offering of the securities described herein in the United States or any other jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or exemptions therefrom. Any potential dual listing of IQM’s ordinary shares on the Helsinki stock exchange referred to in this communication would be made by means of a prospectus as set out in the EU Prospectus Regulation. INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Contacts

Media contact:

Michael Bruce
PR Manager
press@iqm.tech

Investor contact:

Blair Robertson
VP, Strategy
ir@iqm.tech

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